As filed with the Securities and Exchange Commission on June 3, 2004
Registration No. 333-114427

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________

SCP POOL CORPORATION (Exact name of registrant as specified in its charter)

Delaware	109 Northpark Blvd.	36-3943363
(State or other jurisdiction of incorporation or organization)	Covington, Louisiana 70433-5001	(I.R.S. Employer Identification Number)
(985) 892-5521
(Address, including zip code, and telephone number,including area code, of registrant's principal executive offices)

Jennifer M. Neil	Copy to:
General Counsel	Lisa M. Buchanan
SCP Pool Corporation	Jones, Walker, Waechter, Poitevent,
109 Northpark Blvd.	Carrere & Denegre, L.L.P.
Covington, Louisiana 70433-5001	10001 Woodloch Forest Dr., Suite 350
(985) 892-5521	Houston, Texas 77380
(Names, address, including zip code, and telephone number,	(281) 296-4400
including area code, of agent for service)	Fax (281) 296-4404

_________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this registration statement.

_________________

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED JUNE 3, 2004

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

SCP Pool Corporation

Common Stock

         The selling stockholders, CHS Management Limited Partnership and its three partners, Messrs. Code, Hennessy and Simmons, which beneficially own less than one percent of our outstanding common stock, may offer and sell up to 98,646 shares of our common stock under this prospectus. For more information on the methods of sale, you should refer to the section of this prospectus entitled “Plan of Distribution. ”

         Our common stock is listed on the Nasdaq National Market under the symbol “POOL.” On June 1, 2004, the last reported sales price of our common stock was $40.68 per share.

        See “Risk Factors” beginning on page 3 for information that you should consider before investing in the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____, 2004.

Page
Risk Factors...	3
The Company...	6
Use of Proceeds...	6
Selling Stockholders...	7
Plan of Distribution...	8
Legal Matters...	8
Experts...	8
Where You Can Find More Information.......................................................................................................................................................................	9
Notice Regarding Forward-Looking Statements........................................................................................................................................................	10

_________________

        You should rely only on information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. Neither we nor the selling stockholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents.

_

RISK FACTORS

        An investment in our securities involves significant risks. You should carefully consider the following risk factors before you decide to buy any of our securities. You should also carefully read and consider all of the information we have included, or incorporated by reference, in this prospectus before you decide to buy any of our securities.

We are susceptible to adverse weather conditions.

         Weather is the principal external factor affecting our business. For example, unseasonably late warming trends can decrease the length of the pool season and unseasonably cool weather or extraordinary rainfall during the peak season can decrease swimming pool use, installation and maintenance, which adversely affects sales of our products.

Our business is highly seasonal.

        In 2003, approximately 66% of our net sales were generated in the second and third quarters of the year, which represent the peak months of swimming pool use, installation, remodeling and repair, and 100% of our operating income was generated in the same period. Our sales are substantially lower during the first and fourth quarters of the year, when we may incur net losses.

We face intense competition both from other leisure product alternatives and from within the pool industry.

         We face competition from both outside our industry with sellers of other leisure product alternatives, such as boats and motor homes, and from within our industry with various regional and local distributors, several companies that distribute swimming pool supplies on a national basis and, to a lesser extent, mass market retailers and large pool supply retailers. New competitors may emerge as there are low barriers to entry in our industry. Some geographic markets that we serve, particularly our largest, higher density markets in Arizona, California, Texas and Florida, representing approximately 51% of our net sales, also tend to be more competitive than others.

The demand for our swimming pool and leisure related products may be adversely affected by economic downturns.

         In economic downturns, the demand for swimming pool or leisure related products may decline as discretionary consumer spending, new housing construction and swimming pool construction decline. Although maintenance products and repair and replacement equipment that must be purchased by pool owners to maintain existing swimming pools account for approximately 80% of our net sales, the growth of our business depends on the expansion of the installed pool base, which may be viewed by most consumers as a discretionary, and even luxury, expenditure that may be adversely affected by economic downturns.

The nature of our business subjects us to compliance with Environmental, Health, Transportation and Safety Regulations.

         We are subject to regulation under federal, state and local environmental, health, transportation and safety requirements, which govern such things as packaging, labeling, handling, transportation, storage and sale of pool chemicals and other products. For example, we sell algaecides that are regulated as pesticides under the Federal Insecticide, Fungicide and Rodenticide Act and state pesticide laws, which primarily relate to labeling and annual registration.

         Failure to comply with these laws and regulations may result in the assessment of administrative, civil, and criminal penalties or the imposition of injunctive relief. Moreover, compliance with such laws and regulations in the future could prove to be costly, and there can be no assurance that we will not incur such costs in material amounts. These laws and regulations have changed substantially and rapidly over the last 20 years, and we anticipate that there will be continuing changes. The clear trend in environmental, health, transportation and safety regulation is to place more restrictions and limitations on activities that impact the environment, such as the use and handling of chemical substances. Increasingly, strict restrictions and limitations have resulted in increased operating costs for us, and it is possible that the costs of compliance with such laws and regulations will continue to increase. We will attempt to anticipate future regulatory requirements that might be imposed and to plan accordingly in order to remain in compliance with changing regulations and to minimize the costs of such compliance.

We store chemicals and other combustible materials that involve fire, safety and casualty risks.

        We store chemicals at our service centers and central stocking locations, including certain combustible, oxidizing compounds. A fire, explosion or flood affecting one of our facilities could give rise to fire, safety and casualty losses and related liability claims. We maintain what we believe is prudent insurance protection. However, we cannot guarantee that we will be able to maintain adequate insurance in the future at rates we consider reasonable or that our insurance coverage will be adequate to cover future claims that may arise. Successful claims for which we are not fully insured may adversely affect our working capital and profitability. In addition, changes in the insurance industry have generally led to higher insurance costs and decreased availability of coverage.

We may not be able to continue our recent pace of rapid growth.

         We have experienced substantial growth in recent years through acquisitions and the opening of new locations that have increased our size, scope and geographic distribution. Since 1999 we have opened 31 new service centers and have completed 15 acquisitions, consisting of 77 service centers (net of service center closings and consolidations). We expect to continue to open five to ten new service centers per year. While we contemplate continued growth through acquisitions and internal expansion, no assurance can be made as to our ability to:

  penetrate new markets;
  identify appropriate acquisition candidates;
  complete acquisitions on satisfactory terms and successfully integrate acquired businesses;
  obtain financing;
  generate sufficient cash flows to support expansion plans and general operating activities;
  maintain favorable supplier arrangements and relationships; and
  identify and divest assets which do not continue to create value consistent with our objectives.

        If we do not manage these potential difficulties successfully, our operating results could be adversely affected.

_

We depend on key personnel.

         Our future success depends to a significant extent upon the continued service of Manuel Perez de la Mesa, our Chief Executive Officer, and to a lesser degree, our other executive officers and key management personnel, and on our ability to continue to attract, retain and motivate qualified personnel. The loss of Mr. Perez de la Mesa in particular could have a material adverse effect on our business. Mr. Perez de la Mesa is not nearing retirement age, and we have no indication that he intends to retire in the near future. We do not currently maintain key man insurance on Mr. Perez de la Mesa.

Our distribution business is highly dependent on our ability to maintain favorable relationships with suppliers and manufacturers.

         As a distribution company, maintaining favorable relationships with our suppliers is critical to the success of our business. We believe that we add considerable value to the swimming pool supply chain by purchasing products from a large number of manufacturers and distributing the products to a highly fragmented customer base on conditions that are more favorable than these customers could obtain on their own. We currently purchase products from over 1,200 manufacturers. We believe that we currently enjoy good relationships with our suppliers, who generally offer us competitive pricing, return policies and promotional allowances. However, our inability to maintain favorable relationships with our suppliers could have an adverse effect on our business.

_

         Our largest suppliers are Pentair Corporation, Hayward Pool Products, Inc. and Bio-Lab Inc. (a subsidiary of Great Lakes Chemicals, Inc.) which accounted for approximately 16%, 11% and 7%, respectively, of the costs of products we sold in 2003. While we do not believe that the loss of any single supplier would adversely affect our business, a decision by several suppliers, acting in concert, to sell their products directly to retail customers and other end-users of their products, bypassing distribution companies like ours, would have an adverse effect on our business. We dedicate significant resources promoting the benefits and affordability of pool ownership, which we believe greatly benefits our suppliers and manufacturers.

The growth of our business depends on effective marketing programs.

         The growth of our business depends on the expansion of the installed pool base. Thus, an important part of our strategy is to promote the growth of the pool industry through our extensive advertising and promotional programs that attempt to raise consumer awareness of the benefits and affordability of pool ownership, the ease of pool maintenance and the many ways in which a pool may be enjoyed beyond swimming. These programs include media advertising, website development and public relations campaigns. We believe these programs benefit the entire supply chain from our suppliers and manufacturers to our customers.

         We also promote the growth of our customers’ businesses through comprehensive support programs that offer promotional tools and marketing support to help generate increased sales for our customers. Our programs include such things as personalized websites, brochures, marketing campaigns and business development training. We also provide certain retail store customers with assistance in site selection and store layout and design. Our inability to sufficiently develop effective advertising, marketing and promotional programs to succeed in an weakened national economy and an increasingly competitive marketplace, in which we (and our entire supply chain) also compete with other luxury product alternatives, could have a material adverse effect on our business.

A terrorist attack or the threat of a terrorist attack could have a material adverse effect on our business.

         The terrorist attacks that took place on September 11, 2001, in the U.S. were unprecedented events that have created many economic and political uncertainties, some of which may materially impact our business. Discretionary spending on leisure products such as ours is generally adversely affected during times of economic uncertainty. The potential for future terrorist attacks, the national and international responses to terrorist attacks, and other acts of war or hostility have created many economic and political uncertainties, which could adversely affect our business for the short or long-term in ways that cannot presently be predicted.

THE COMPANY

         SCP Pool Corporation was incorporated under the laws of the State of Delaware in 1993 under the name SCP Holding Corp, and in 1995 changed its name to SCP Pool Corporation. Based on industry knowledge, management believes that POOL, through its subsidiaries, is the world’s largest wholesale distributor of swimming pool supplies, equipment and related leisure products. As such, POOL adds considerable value to the swimming pool supply chain by purchasing products from a large number of manufacturers and then distributing the products to a highly fragmented customer base on conditions that are more favorable than these customers could obtain on their own.

         We have grown internally through increases in base business sales of 11% in 2003, 10% in 2002 and 3% in 2001. Additionally, since 1999, we have opened 31 new service centers, and expect to continue to open five to ten new service centers each year. Externally, since 1999, we have grown through the successful completion of 15 acquisitions, consisting of 77 service centers (net of service center closings and consolidations).

         As of February 13, 2004, we conducted our operations through 198 service centers in North America and Europe. Our primary markets are California, Florida, Texas and Arizona, representing approximately 51% of our net sales.

         We operate two national distribution networks: the SCP Distributors network (SCP) and the Superior Pool Products network (SPP). The SCP network consists of 141 service centers and the SPP network consists of 57 service centers.

         We offer more than 91,000 national brand and private label products. We believe that our selection of pool equipment and supplies, chemicals, replacement parts and complementary products is the most comprehensive in the swimming pool industry.

         We serve nearly 48,000 customers, none of which account for more than 1% of our sales. We primarily serve three types of customers:

  swimming pool remodelers and builders;
  retail swimming pool stores; and
  swimming pool repair and service companies.

         SCP Pool Corporation is a Delaware corporation, and the mailing address of our executive offices is 109 Northpark Boulevard, Covington, Louisiana 70433-5001. Our telephone number is (985) 892-5521.

USE OF PROCEEDS

         We will not receive proceeds from any sale of common stock by the selling stockholders.

SELLING STOCKHOLDERS

         We are registering for resale 98,646 shares of our common stock on behalf of CHS Management Limited Partnership (“CHS Management”) and its three partners who may receive the shares as a partnership distribution or other non-sale related transfer from CHS Management. Such transferees together with CHS Management are referred to in this prospectus as the selling stockholders. We will receive no proceeds from the sale of common stock by the selling stockholders. The following table sets forth the number and percentage of our shares of common stock owned by the selling stockholders, and the number and percentage of our shares of common stock that will be owned assuming the sale of all the shares offered hereby:

Number of
	Number of			Shares of	Percentage of
	Shares of	Percentage of	Number of	Common Stock	Common Stock
	Common Stock	Common Stock	Shares of	Beneficially	Beneficially
	Beneficially	Beneficially	Common Stock	Owned After	Owned
Name of Selling Stockholder	Owned	Owned	to be Sold	Offering (1)	After Offering (2)
CHS Management
Limited Partenership (2)	103,764	*	98,646 (3)	5,118	*
Andrew W. Code (4)	282,070 (5)	*	98,646 (3)	183,424 (6)	*
Brian P. Simmons	203,607 (7)	*	98,646 (3)	104,961 (6)	*
Daniel J. Hennessy	103,764 (7)	*	98,646 (3)	5,118 (6)	*

_________________

*Less than one percent.

(1)	Assumes the sale of all 98,646 shares offered hereby

(2)

CHS Management Limited Partnership (“CHS Management”) is a Delaware limited partnership. Andrew W. Code, Daniel J. Hennessy and Brian P. Simmons are the three general partners of CHS Management and share voting and investment control over the shares held by CHS Management.

(3)

Includes 92,980 shares that may be acquired upon the exercise of presently exercisable options, and 5,666 shares that may be acquired upon the exercise of options exercisable on May 10, 2005. Messrs. Code, Hennessy and Simmons are each deemed to also beneficially own these shares. Each of Messrs. Code, Hennessy and Simmons will receive either (i) one-third of the cash proceeds from the sale of the shares acquired upon exercise of the options by CHS Management or (ii) one-third of the shares acquired upon exercise of the options by CHS Management.

(4)	Andrew W. Code is a general partner of CHS Management and has been one of our directors since 1993.

(5)

Includes (i) the 5,118 shares held by CHS Management; (ii) the 98,646 shares that may be acquired upon the exercise of options held by CHS Management, (iii) 21,204 shares that Mr. Code has the right to acquire upon the exercise of presently exercisable options, (iv) 50,548 shares held directly by a charitable foundation of which Mr. Code is a director, President and the sole member (although neither Mr. Code nor any member of his immediate family has any pecuniary interest in such shares), and (v) 4,554 shares held by Mr. Code as custodian for his minor children under the Uniform Gift to Minors Act.

(6)	Includes the 5,118 shares held by CHS Management.

(7)	Includes (i) the 5,118 shares held by CHS Management and (ii) the 98,646 shares that may be acquired upon the exercise of options held by CHS Management.

_________________

         CHS Management originally acquired its shares and options in connection with transfers by Mr. Code and Mr. Peter Gotsch (a former director of the Company) of options issued to them pursuant to our 1996 Non-Employee Directors Equity Incentive Plan. CHS Management paid no consideration to either Mr. Code or Mr. Gotsch for the transfer of such options.

PLAN OF DISTRIBUTION

         We are registering for resale 98,646 shares of our common stock on behalf of CHS Management Limited Partnership and its three partners, Messrs. Code, Hennessy and Simmons, who may receive the shares as a partnership distribution or other non-sale related transfer from CHS Management. Such transferees together with CHS Management are referred to in this prospectus as the selling stockholders. We will receive no proceeds from the sale of common stock by the selling stockholders.

_

        The selling stockholders have advised us that they expect to sell all of the shares registered hereby in the open market through licensed brokers-dealers upon the payment of standard commissions. We will distribute a prospectus supplement if any other method of distribution is used. Any such prospectus supplement, if required, will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, if any, and any discounts, commissions or concessions allowed or reallowed to be paid to brokers or dealers.

_

         All expenses incurred in connection with the registration of the shares, including printer’s and accounting fees and the fees, disbursements and expenses of our counsel will be borne by us. Commissions, brokerage fees and discounts, if any, attributable to the sales of the shares of common stock by the selling stockholders will be borne by the selling stockholders. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act. We and the selling stockholders may be indemnified by each other against liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P., New Orleans, Louisiana.

EXPERTS

        The consolidated financial statements and schedule of SCP Pool Corporation and subsidiaries as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference in this registration statement in reliance upon the report of Ernst & Young LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy that information at the public reference rooms of the SEC at its offices located at 450 Fifth Street, NW, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for more information about the public reference rooms. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants, like us, that file reports with the SEC electronically. The SEC’s Internet address is http://www.sec.gov.

         We maintain an Internet site at http://www.scppool.com that contains information about our business. The information contained at our Internet site is not part of this prospectus.

         We have filed a registration statement and related exhibits with the SEC to register the securities offered by this prospectus. The registration statement contains additional information about us and our securities. You may inspect the registration statement and exhibits without charge at the SEC’s public reference rooms, and you may obtain copies from the SEC at prescribed rates.

         The SEC allows us to “incorporate by reference” the information we file with it, which means:

  incorporated documents are considered part of the prospectus;
  we can disclose important information to you by referring you to those documents; and
  information that we file with the SEC will automatically update and supersede this incorporated information.

         We incorporate by reference the following documents that we have filed with the SEC pursuant to the Securities Exchange Act of 1934:

  Our annual report on Form 10-K for the fiscal year ended December 31, 2003 (filed March 1, 2004 - File No. 000-26640);
  Our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2004 (filed April 30, 2004 - File No. 000-26640);
  Our definitive proxy statement filed March 26, 2004 (File No. 000-26640);
  The description of our common stock set forth in our registration statement on Form 8-A filed on August 18, 1995 (File No. 000-26640), which incorporates by reference the description of our common stock included in our Registration Statement on Form S-1 (File No. 33-92738) filed on May 26, 1995, which is also hereby incorporated by reference, as amended by our Form 8-A/A filed on May 1, 2003 (File No. 000-26640); and
  All documents filed by us with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the termination of this offering.

         At your request, we will provide you with a free copy of any of these filings (except for exhibits, unless the exhibits are specifically incorporated by reference into the filing). You may request copies by writing or telephoning us at:

SCP Pool Corporation

109 Northpark Boulevard

Covington, Louisiana 70433-5001

Attn: Investor Relations

985-892-5521

NOTICE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements in this prospectus and in some of the documents that we incorporate by reference in this prospectus are forward-looking statements about our expectations of what may happen in the future. Statements that are not historical facts are forward-looking statements. These statements are based on the beliefs and assumptions of our management and on information currently available to us. Forward-looking statements can sometimes be identified by our use of forward-looking words like “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan” and similar expressions.

         Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. Our future results and stockholder value may differ significantly from those expressed in or implied by the forward-looking statements contained in this prospectus and in the information incorporated in this prospectus. Many of the factors that will determine these results and values are beyond our ability to control or predict. We caution you that a number of important factors could cause actual results to be very different from and worse than our expectations expressed in or implied by any forward-looking statement. These factors include, but are not limited to, those discussed in “Risk Factors” beginning on page 3.

         Our management believes these forward-looking statements are reasonable. However, you should not place undue reliance on these forward-looking statements, which are based only on our current expectations. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update any of them in light of new information or future events.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The fees and expenses payable by us in connection with the issuance and distribution of the securities of SCP Pool Corporation (the “Company”) registered hereunder are as follows:

Securities and Exchange Commission
registration fee	$ 488
*Legal fees and expenses	5,000
*Accounting fees and expenses	5,000
*Blue Sky fees and expenses	-0-
*Printing	1,000
*Miscellaneous	1,512

Total	$ 13,000

     * Estimated.

Item 15. Indemnification of Directors and Officers.

        The Company’s Certificate of Incorporation (the “Certificate”) contains provisions eliminating the personal liability of the directors to the Company and its stockholders for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by the Delaware General Corporation Law. By virtue of these provisions, under current Delaware law a director of the Company will not be personally liable for monetary damages for a breach of his or her fiduciary duty except for liability for (a) a breach of his or her duty of loyalty to the Company or to its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) dividends or stock repurchases or redemptions that are unlawful under Delaware law and (d) any transaction from which he or she receives an improper personal benefit. In addition, the Certificate provides that if Delaware law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by Delaware law, as amended. These provisions pertain only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers, and limit liability only for breaches of fiduciary duties under Delaware corporate law and not for violations of other laws such as the federal securities laws.

        The Certificate also requires the Company to indemnify its directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law against certain expenses and costs, judgments, settlements and fines incurred in the defense of any claim, including any claim brought by or in the right of the Company, to which they were made parties by reason of being or having been directors, officers, employees and agents.

        Under Article V of the Company’s bylaws, the Company is required to defend and indemnify each person who is involved in any threatened or actual claim, action or proceeding by reason of the fact that such person is or was a director or officer of the Company or serving in a similar position with respect to another entity at the request of the Company to the fullest extent permitted by the Delaware General Corporation Law. The rights conferred by Article V of the Company’s bylaws are contractual rights and include the right to be paid expenses incurred in defending the action, suit or proceeding in advance of its final disposition.

Item 16. Exhibits.

4.1	-	Specimen of Common Stock certificate (incorporated herein by reference to the Company's Registration Statement No. 33-92738)
5.1	-	Opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. +
23.1	-	Consent of Ernst & Young LLP. +
23.2	-	Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. (included in Exhibit 5.1).
24.1	-	Powers of Attorney for SCP Pool Corporation.*

_________________

      * Previously filed.

      + Re-filed herein.

Item 17. Undertakings.

    (a)        The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(B)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(C)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(B) and (a)(1)(C) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b)        The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, State of Louisiana, on June 3, 2004.

SCP POOL CORPORATION

By:	/S/ MANUEL PEREZ DE LA MESA
Manuel J. Perez de la Mesa
President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MANUEL PEREZ DE LA MESA	President and Chief Executive
Manuel J. Perez de la Mesa	Officer (Principal Executive Officer)	June 3, 2004

CRAIG K. HUBBARD*	Chief Financial Officer, Treasurer and
Craig K. Hubbard	Secretary (Principal Financial Officer)	June 3, 2004

DONALD L. MEYER*	Controller, Assistant Secretary and
Donald L. Meyer	Assistant Treasurer (Principal	June 3, 2004
Accounting Officer)

___________________	Chairman of the Board
Wilson B. Sexton	and Director	June 3, 2004

ANDREW W. CODE*
Andrew W. Code	Director	June 3, 2004

JAMES J. GAFFNEY*
James J. Gaffney	Director	June 3, 2004

HARLAN F. SEYMOUR*
Harlan F. Seymour	Director	June 3, 2004

ROBERT C. SLEDD*
Robert C. Sledd	Director	June 3, 2004

___________________
John E. Stokely	Director	June 3, 2004

___________________
George T. Haymaker	Director	June 3, 2004

*By: /s/MANUEL PEREZ DE LA MESA
Manuel J. Perez de la Mesa		June 3, 2004
Agent and Attorney-in-Fact

EXHIBIT INDEX

4.1	-	Specimen of Common Stock certificate (incorporated herein by reference to the Company's Registration Statement No. 33-92738)
5.1	-	Opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. +
23.1	-	Consent of Ernst & Young LLP. +
23.2	-	Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. (included in Exhibit 5.1).
24.1	-	Powers of Attorney for SCP Pool Corporation.*

_________________

      * Previously filed.

      + Re-filed herein.